                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): February 16, 2005
                                                         -----------------


                        PROVIDENT BANKSHARES CORPORATION
           ----------------------------------------------------------
               (Exact name of registrant as specified in charter)


       MARYLAND                    0-16421                    52-1518642
----------------------        ------------------         ----------------------
    (State or other            (Commission                  (IRS Employer
    jurisdiction of            File Number)               Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202
          -------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000
                                                           --------------

                                 NOT APPLICABLE
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                  ------------------------------------------

             On February 16, 2005, the Board of Directors of Provident Bankshares Corporation (the "Corporation") approved the recommendations of the Corporation's Compensation Committee (the "Committee") with respect to the following: (1) the base salary for 2005 for the Corporation's Chief Executive Officer and other named executive officers identified in the Corporation's 2004 proxy statement; (2) the payment of cash bonuses for fiscal year 2004 to the Corporation's Chief Executive Officer and named executive officers under the Executive Incentive Plan and the Senior Management Incentive Plan, as applicable; and (3) the adoption of the Executive Incentive Plan for 2005.

         Base salary for 2005 for the above named executive officers is as follows: Gary Geisel, Chairman and Chief Executive Officer, $450,000; Kevin Byrnes, President and Chief Operating Officer, $340,000; Dennis Starliper, $264,000; and Richard Oppitz, Executive Vice President, $268,400. Performance based incentive compensation for 2004 under the Executive Incentive Plan and the Senior Management Incentive Plan, as applicable, to the named executive officers is as follows: Gary Geisel, Chairman and Chief Executive Officer, $112,500; Kevin Byrnes, President and Chief Operating Officer, $85,000; Dennis Starliper, Executive Vice President and Chief Financial Officer, $47,000; and Richard Oppitz, Executive Vice President, $35,000.

         Under the Executive Incentive Plan for 2005, an incentive bonus may be paid to eligible executives in part based upon the financial performance of the Corporation and in part based upon the performance of the individual eligible to be awarded a bonus under the plan. The corporate performance-based goals are dependent upon the achievement of earnings per share and return on equity targets established by the Compensation Committee, each of which represents 50% of the available corporate performance-based award. For purposes of these targets, the Compensation Committee establishes threshold, budget and maximum amounts. The Compensation Committee sets a percentage of base salary eligible to be received as incentive compensation at each of these threshold, budget and maximum amounts. The percentage of base salary eligible to be received by an individual under the Executive Incentive Plan ranges from 30% to 90% of the individual's salary at the end of the fiscal year for which the incentive compensation is to be paid. If after-tax earnings per share and return on equity reaches the threshold, budget or maximum targets, participants will automatically receive 75% of the designated percentage of base salary as corporate performance-based incentive compensation. In the event that after-tax earnings per share and return on equity is less than the threshold after-tax earnings per share and return on equity targets, no corporate performance-based incentive compensation is payable. If only after-tax earnings per share or after-tax return on equity reaches the its respective threshold, budget or maximum target, then participants will automatically receive 37.5% of the designated percentage of base salary as corporate performance-based incentive compensation. The remaining 25% of the incentive bonus award is discretionary based on individual performance as compared to goals established by the Compensation Committee, such as management of the Corporation and Provident Bank with emphasis on development and retention of key personnel; implementation of new initiatives; financial progress in addition to net earnings; and risk management. A participant in the Executive Incentive Plan must be employed by the Corporation or the Bank at the time bonus payments are made in order to be entitled to receive a bonus.

         On February 16, 2005, the Board of Directors also approved the payment of fees to each outside director of the Corporation, such fees remaining unchanged from those paid in 2004. Each outside director will receive an annual retainer of $25,000 for service as director, $1,250 for attendance at regular or special meetings of the Board, and $1,250 for attendance at committee meetings ($1,875 for directors who serve as the chairperson of a committee).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PROVIDENT BANKSHARES CORPORATION



                                      /s/ Gary N. Geisel
                                      ------------------------------------------
                                      Gary N. Geisel
                                      Chairman of the Board and Chief Executive
                                      Officer

Date: February 23, 2005